UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 5, 2018

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800

Denver, Colorado 80265

(Address of principal executive offices and zip code)

(303) 672-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy J. Cutt as Chief Executive Officer

On December 5, 2018, the Board of Directors (the “Board”) of QEP Resources, Inc. (the “Company”) appointed Timothy J. Cutt, 58, as a director and as the President and Chief Executive Officer of the Company, effective January 15, 2019. In connection with the appointment of Mr. Cutt, Charles B. Stanley will retire as President and Chief Executive Officer of the Company, effective January 14, 2019. Upon Mr. Stanley’s retirement, the Board will separate the Chairman and Chief Executive Officer roles, with David A. Trice serving as the independent chairman of the Board until the Company’s next annual meeting.

Mr. Cutt is a petroleum engineer with 35 years of energy experience. Prior to joining the Company, Mr. Cutt was the Chief Executive Officer of Cobalt International Energy (“Cobalt”) from July 2016 until April 2018. Prior to joining Cobalt, Mr. Cutt served as President of several BHP Billiton companies including the Petroleum Division (2013-2016) and Global Production (2007-2011). Mr. Cutt served in various roles at ExxonMobil in the prior 25 years, including President of ExxonMobil de Venezuela (2005-2007), President ExxonMobil Canada Energy (2004-2005), President Hibernia Management & Development Company (2001-2004) and Regional Coordinator, North America (2000-2001).

In connection with his appointment as President and Chief Executive Officer, the Board approved the following compensation arrangements for Mr. Cutt:

•	annual base salary of $750,000;

•	a one-time cash payment of $350,000 to be paid on March 1, 2019;

•

eligibility to participate in the Company’s annual incentive program, as described in the Company’s annual proxy statement filed with the Securities Exchange Commission on April 5, 2018 (the “Proxy Statement”), with a target incentive award of 100% of his base salary; and

•

a one-time special equity grant with a value equal to $3.6 million, comprised of (i) $1.8 million in restricted stock shares of the Company that will vest equally over a three year period in March of each year ending March 2022 and (ii) $1.8 million in performance share units, with the performance share units paying out, if at all, in the first quarter of 2022.

In addition to the compensation matters described above, Mr. Cutt will be eligible to participate in the Company’s Executive Severance Plan (Change in Control), as described in the Proxy Statement, in the event of certain terminations related to a change in control of the Company. Prior to the occurrence of a change in control, Mr. Cutt will be eligible for certain severance benefits through September 2020 as provided in an Executive Severance Compensation Program letter (the “Severance Letter”), the terms of which will be consistent with Mr. Stanley’s existing letter described in the Company’s annual report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 28, 2018 (the “Annual Report”).

The Company will also enter into an indemnification agreement with Mr. Cutt upon joining the Company. The form of indemnification agreement is filed as Exhibit 10.8 to our Annual Report and is incorporated herein by reference.

There are no family relationships between Mr. Cutt and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Cutt that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his retirement and in light of the contributions that Mr. Stanley has made to the success of the Company during his tenure, the Board on December 5, 2018 determined that Mr. Stanley will receive the benefits described in the Severance Letter, as described in the Annual Report.

Executive Retention Program

On December 5, 2018, the Board approved an executive retention award program, pursuant to which each of the Company’s named executive officers (other than Mr. Stanley, Mr. Doleshek and Mr. Torgerson) have entered into an Executive Retention Bonus letter agreement (the “Retention Letters”). The Retention Letters provide for each of our named executive officers, other than Mr. Stanley, Mr. Doleshek and Mr. Torgerson, to receive a one-time award totaling $400,000 for Ms. Ley and $500,000 for Mr. Woosley. The awards will be comprised of (i) 50% restricted shares to be granted on March 1, 2019 and that will vest on July 1, 2020 and (ii) 50% cash, which will be paid in equal installments within 15 days of August 1, 2019 and December 31, 2019, in each case subject to such executive’s continued employment through such date. If the executive’s employment is terminated by QEP without cause or the executive resigns employment for good reason prior to such date, the executive will be eligible to receive a pro-rated amount of the retention payment and the restricted shares will vest.

The foregoing description of the Retention Letters is not complete and is qualified in its entirety by reference to the text of the full letter agreement, the form of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 6, 2018, the Company issued a press release announcing the appointment of Mr. Cutt and the retirement of Mr. Stanley. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Retention Letter, dated December 5, 2018

99.1	Press Release of QEP Resources, Inc., dated December 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

December 6, 2018

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer